Contact:
Barbara Churchman
Lighting Science Group Corporation
214-382-3630

Leading European Scientist Tapped by Lighting Science Group, Inc. to
Explore Light Amplification, Power Management and Control for Diverse Applications

DALLAS-- (BUSINESS WIRE)—January 6, 2005—Lighting Science Group, Inc., formerly The Phoenix Group Corporation (Pink Sheets:PXGC - News) today announced that Claes Beckman, PhD, has accepted an appointment to the Scientific Board of Advisors of the company. Dr. Beckman previously headed the Center for Wireless Systems at Stockholm’s Royal Institute of Technology in the heart of Sweden’s “Wireless Valley.”

Lighting Science develops, manufactures and sells super efficient light emitting diode (LED) and other Optimized Digital Lighting™ solutions - including bulbs and fixtures - to commercial, industrial, residential and government customers. The company’s patent pending technology is based upon its intellectual property in light amplification and high efficiency digital power management and control.

As one of the most experienced and recognized European experts in wireless communications and microwave engineering, Dr. Beckman is the Microwave Engineering Professor at the University of Gavle in Sweden and is the founder of a consulting company for the telecom, wireless and financial industries. Formerly, a lead manager with Allgon, a Swedish antenna and RF sub-supplier, Dr. Beckman also spent five years at Ericsson in microwave and RF design engineering. Among his many accomplishments, Dr. Beckman designed UV headlights for automobiles in collaboration with SAAB. He developed antenna and radio products for Allgon, which holds approximately 25% of the world antenna market.

“Dr. Beckman is one of the most insightful scientists in the world with a unique background spanning the optics and wireless arenas,” notes Lighting Science president Stan Waldrop. “His knowledge of these different platforms will enable him to pursue unique applications of our intellectual property,” comments Waldrop.

According to Ron Lusk, chairman and CEO of Lighting Science, Dr. Beckman’s experience as an early scientific leader in third generation wireless systems combined with his broad knowledge of several technologies (wireless, microwave and optics) strongly positions Lighting Science to develop applications that deliver on its broad mission to extract the hidden potential of light amplification and energy efficiency for optimized performance across a broad array of technologies.

A Lifetime of Achievement
Dr. Beckman is a member of the European Telecommunications Standardization Institute (ETSI) and 3GPP (third generation partnership program) organizations, where he helped standardize 2G and 3G wireless systems. He received his doctorate from the Department of Microwave Engineering, as well as his a masters of science degree in engineering physics from Chalmers University of Technology in Goteberg, Sweden.

A member of IEEE and the Optical Society of America, Dr. Beckman is the author of more than 50 journal articles, conference reports and abstracts in the areas of wireless communications, microwaves, antennas, optics, and other subjects.

“Research and development of technologies are increasingly integrated across applications,” comments Dr. Beckman. “In the future, the technology boundaries between applications must fall if truly breakthrough performance is to be realized. I am most enthusiastic about being associated with Lighting Science and its intellectual property,” Dr. Beckman concludes.

About Lighting Science Group Corporation
Lighting Science Group Corporation designs and sells energy efficient lighting solutions based on LEDs (light emitting diodes). The company's patent pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs which are quickly deployed in existing lighting applications and realize immediate cost and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc. “Energy Saving Sharing ProgramSM” is a service mark of Lighting Science, Inc.

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